State of Delaware
Secretary of State
Division of Corporations
Delivered 05:59 PM 11/14/2017
FILED 05:59 PM 11/14/2017
SR [illegible] - File Number [illegible]

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is State of Minnesota.

2.) The jurisdiction immediately prior to filing this Certificate is Minnesota.

3.) The date the Limited Liability Company first formed is 06/04/2014.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is InSitu Biologics, L.L.C.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is InSitu Biologics, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 7th day of November, A.D. 2017.

By: ______________________

Name: Clemen Cunningham
Print or Type

Title: Organizer
Print or Type

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
***A* STOCK CORPORATION**

• **First:** The name of this Corporation is InSitu Biologics, Inc.

• **Second:** Its registered office in the State of Delaware is to be located at 160 Greentree Dr. Ste 101 Street, in the City of Dover County of Kent Zip Code 19904.

The registered agent in charge thereof is National Registered Agents Inc

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

• **Fourth:** The amount of the total stock of this corporation is authorized to issue is 110,000,000 shares (number of authorized shares) with a par value of .00001 per share.

• **Fifth:** The name and mailing address of the incorporator are as follows:
Name Clemen Cunningham
Mailing Address 38730 Sky Canyon Drive, Ste. A
Murrieta, CA Zip Code 92563

• **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 7th day of November, A.D. 2017

BY: [signature]
(Incorporator)

NAME: Clemen Cunningham
(type or print)

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:59 PM 11/14/2017
FILED 05:59 PM 11/14/2017
SR [illegible] - File Number [illegible]

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
INSITU BIOLOGICS, INC.

PURSUANT TO SECTION 242 OF THE
DELAWARE GENERAL CORPORATION LAW

Insitu Biologics, Inc., a corporation organized and existing under Delaware General Corporation Law (hereinafter called the "Corporation"), in accordance with the provisions of Section 242 thereof, DOES HEREBY CERTIFY:

FIRST: These Articles of Amendment were adopted by the Board of Directors on November 15, 2017 in the manner prescribed by Section 151 of the Delaware General Corporation Law. Shareholder action was not required.

SECOND: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation"), the Board of Directors adopted the following resolution on November 15, 2017 designating the Company's Class A Common Stock as "non-voting stock" with no rights to vote on any matter, thus amending Article IV, Section 3 of the Articles of Incorporation as to any reference of voting rights of Common Stock;

RESOLVED, the Company shall establish 3 classes of stock: Class A Common Stock, Class B Common Stock, and Preferred Stock.

RESOLVED, of the 110,000,000 shares of stock authorized, the Company shall designate 10,000,000 as Preferred Stock, 10,000,000 as Class A Common Stock, and 10,000,000 as Class B Common Stock. The remaining stock shall remain undesignated;

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, the Class B Common Stock shall have two votes per every share of stock held. The Class B Common Stock shall vote pari pasu with the Class A Common Stock;

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, the Class A Common Stock shall have one vote per share of stock;

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, the Preferred Stock shall have one vote per share of stock;

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of Incorporation, the Preferred Stock shall be convertible into Class A Common Stock on a 1 to 1.1 basis (one preferred share for one and one tenth Class A common share) at the election of the Board of Directors;

RESOLVED, FURTHER, that any executive officer of the Corporation be and hereby is authorized and directed to prepare and file a Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Delaware law.

IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment this 15th day of November, 2017

James Segermark

James Segermark, Chairman of the Board of Directors